NON-MANAGEMENT NEW DIRECTOR QUESTIONNAIRE

SECTION 16 CERTIFICATION

26. Limited Power of Attorney for Section 16 Reporting Obligations.

I, Wesley G. Bush, hereby appoint GE Aerospace to assist me in the preparation and filing of Section 16 reports, and execute the below Power of Attorney for this purpose.

I am a prospective director of GE Aerospace (General Electric Company or the Company) and, until further written notice, I hereby individually authorize each of Brandon Smith, Kevin Schott and Kira Schwartz, with full power of substitution to each, to sign on my behalf any Form 3, Form 4, Form 5, Form 144 or related form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership of Company securities, manage any EDGAR access codes, including through the EDGAR Next platform, and to take any other action of any type whatsoever in connection with the foregoing that in his or her opinion may be for the benefit of, in the best interest of, or legally required by me.

September 24, 2025

Date

Signed: [signature]

Name: Wesley G. Bush